Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
17-06

Contacts:	Derrick Jensen, CFO	Media - Deborah Buks and Molly LeCronier
	Kip Rupp, CFA - Investors	Ward
	Quanta Services, Inc.	713-869-0707
713-629-7600

QUANTA SERVICES REPORTS 2017 FIRST QUARTER RESULTS

Record First Quarter Revenues of $2.18 billion

Diluted EPS Attributable to Common Stock of $0.31

Non-GAAP Adjusted Diluted EPS Attributable to Common Stock of $0.39

Certain Items Negatively Impacted Quarter by $0.03

HOUSTON – May 4, 2017 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended March 31, 2017. Revenues in the first quarter of 2017 were $2.18 billion, compared to revenues of $1.71 billion in the first quarter of 2016, and net income attributable to common stock was $48.3 million, or $0.31 per diluted share, compared to net income attributable to common stock of $20.5 million, or $0.13 per diluted share, in the first quarter of 2016. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $0.39 for the first quarter of 2017 compared to $0.23 for the first quarter of 2016. As described further below, certain items negatively impacted diluted and adjusted diluted earnings per share attributable to common stock for the first quarter of 2017 by $0.03 per share.

“Our first quarter results were in line with our expectations and put us on track to achieve our full year outlook. We continue to believe we are entering a renewed multiyear up-cycle across our operations. Our end markets are strengthening and we believe there is opportunity for our backlog to achieve record levels over the coming quarters,” said Duke Austin, president and chief executive officer of Quanta Services. “Quanta’s differentiation in the marketplace continues to increase as we strengthen our core business and extend our solutions offerings through new service lines and geographic enhancement. With our core management team in place, we are actively expanding our communications infrastructure services operations in the United States, which complement our existing Canadian and Latin American operations. Our expansion in the U.S. has been well received by current and potential customers, and we are close to executing several agreements with major service providers.”

Negatively impacting the first quarter of 2017 were attorneys’ fees and related expenses of approximately $4.2 million ($2.7 million net of tax), or $0.02 per diluted share attributable to common stock, associated with the Dycom Industries litigation described below. Also negatively impacting the quarter was a $1.9 million charge to expense ($1.2 million net of tax), or $0.01 per diluted share attributable to common stock, associated with the planned sale of a construction barge.

-MORE-

RECENT HIGHLIGHTS

•	Established Strategic Capital Partnership - In February 2017, Quanta closed on First Infrastructure Capital (FIC), a partnership between Quanta and select infrastructure investors. FIC provides $750 million of capital available to invest in infrastructure projects in markets served by Quanta, with the potential for additional capital from existing FIC partners. This partnership is part of our broader strategy of partnering with customers and providing fully integrated, differentiated infrastructure solutions by leveraging Quanta’s operational excellence, strong execution capabilities and project finance expertise.

•	Expanding U.S. Communications Infrastructure Services - In March 2017, Quanta announced the resolution of litigation initiated by Dycom Industries (Dycom) related to the non-compete agreement entered into in connection with Quanta’s disposition of certain communications construction operations to Dycom in December 2012. As a result, Quanta is unencumbered in its efforts to expand its communications infrastructure services in the United States.

Quanta completed five acquisitions during 2016. Therefore, Quanta’s results for the three months ended March 31, 2017 included these acquisitions and are compared to the pre-acquisition historical results for the three months ended March 31, 2016.

OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to properly align these uncertainties with the backlog that the company is executing on and the opportunities that are expected to materialize during 2017. The following forward-looking statements are based on current expectations, and actual results may differ materially.

Quanta is increasing its full year 2017 revenue expectation to range between $8.1 billion and $8.6 billion. Quanta continues to expect diluted earnings per share attributable to common stock to be $1.52 to $1.77 and now expects adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) for the full year 2017 to be $1.82 to $2.07. See the attached table for a reconciliation of estimated adjusted diluted earnings per share attributable to common stock to estimated GAAP diluted earnings per share attributable to common stock for the full year 2017.

-MORE-

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release and on Quanta’s website are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP. Reconciliations of other non-GAAP to GAAP measures not included in the tables attached to this press release can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for May 4, 2017 at 9:00 a.m. Eastern Time. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services First Quarter 2017 Earnings Conference Call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s website at www.quantaservices.com. To listen to the call live on the Internet, please visit the Quanta Services website at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through May 12, 2017 by dialing 1-877-660-6853 and referencing the conference ID 13660411. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, by calling 713-341-7260 or emailing investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power, oil and gas and communications industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Latin America, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA SERVICES IR ON SOCIAL MEDIA AND GET THE QUANTA SERVICES IR APP

Investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed on our website in the “Investors & Media” section.

-MORE-

Additionally, the Quanta investor relations (IR) app for iPhone, iPad and Android mobile devices is available for free at Apple’s App Store for the iPhone and iPad and at Google Play for Android mobile devices. The Quanta IR app allows users to navigate the company’s investor relations materials, including the latest press releases, SEC filings, presentations, videos, audio cast conference calls and stock price information. Sharing functionality via email, Twitter and Facebook is available, as well as the ability for investors to be notified when new information is posted.

-MORE-

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share attributable to common stock, weighted average shares outstanding, margins, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook, growth or opportunities in particular markets; backlog; future capital allocation initiatives; the ability to deliver increased value and return capital to stockholders; the strategic use of Quanta’s balance sheet; the expected value of contracts or intended contracts with customers; the scope, services, term and results of any projects awarded or expected to be awarded for services to be provided by Quanta; the anticipated commencement and completion dates for any projects awarded; the development of larger electric transmission and oil and natural gas pipeline projects and the level of oil, natural gas and natural gas liquids prices and their impact on Quanta’s business or the demand for Quanta’s services; the impact of existing or potential energy legislation; potential opportunities that may be indicated by bidding activity or discussions with customers; the potential benefits from acquisitions or investments; the expected outcome of pending and threatened litigation; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers; Quanta’s plans and strategies; the current economic and regulatory conditions and trends in the industries Quanta serves; and possible recovery on pending or contemplated change orders or affirmative claims against customers or third parties, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic or political conditions outside of the control of Quanta; quarterly variations in operating results; adverse economic and financial conditions, including weakness in capital markets; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, or customers’ capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain awards of projects on which Quanta bids or is otherwise discussing with customers; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of available skilled employees; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; adverse impacts from weather; the ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the failure of existing or potential legislative actions to result in increased demand for Quanta’s services; liabilities associated with multiemployer pension plans, including underfunding of liabilities and termination or withdrawal liabilities, and the possibility of further increases in the liability associated with Quanta’s withdrawal from a multiemployer pension plan; liabilities for claims that are self-insured or not insured; unexpected costs or liabilities that may arise from lawsuits or indemnity claims asserted against Quanta; the outcome of pending or threatened litigation; risks relating to the potential unavailability or cancellation of third party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the effect of natural gas, natural gas liquids and oil prices on Quanta’s operations and growth opportunities and on Quanta’s customers’ capital programs and the resulting impact on demand for Quanta’s services; the future development of natural resources; the inability or refusal of customers to pay for services, including failure to collect outstanding receivables; the failure to recover on payment claims against project owners or third party contractors or to obtain adequate compensation for customer-requested change orders; the failure of Quanta’s customers to comply with regulatory requirements applicable to their projects, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency fluctuations, tax and investment strategies, as well as compliance with foreign legal systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the ability to retain key personnel from an acquired business and the potential increase in risks already existing in Quanta’s operations; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; risks related to the implementation of an information technology solution; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; potential liabilities relating to occupational health and safety matters; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third party contractors; the cost of borrowing, availability of credit and cash, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; fluctuations of prices of certain materials used in our business; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; potential exposure to environmental liabilities; the ability to continue to meet certain regulatory requirements applicable to us and our subsidiaries; rapid technological and structural changes that could reduce the demand for Quanta’s services; the impact of new or changed tax laws, treaties or regulations; the impact of increased healthcare costs arising from healthcare reform legislation and other legislative action; the impact of regulatory changes on labor costs; the impact of significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2016 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

-MORE-

Quanta Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2017 and 2016
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues	$2,178,170	$1,713,737
Cost of services (including depreciation)	1,911,982	1,510,424

Gross profit	266,188	203,313
Selling, general and administrative expenses	184,552	158,524
Amortization of intangible assets	6,562	7,495

Operating income	75,074	37,294
Interest expense	(3,965)	(3,589)
Interest income	287	516
Equity in losses of unconsolidated affiliates	(603)	(181)
Other income (expense), net	239	262

Income before income taxes	71,032	34,302
Provision for income taxes	22,592	13,443

Net income	48,440	20,859
Less: Net income attributable to non-controlling interests	173	363

Net income attributable to common stock	$48,267	$20,496

Earnings per share attributable to common stock - basic and diluted	$0.31	$0.13

Weighted average shares used in computing earnings per share attributable to common stock:
Basic	155,168	162,803

Diluted	155,168	162,806

-MORE-

Quanta Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$106,514	$112,183
Accounts receivable, net	1,589,257	1,500,115
Costs and estimated earnings in excess of billings on uncompleted contracts	556,527	473,308
Inventories	89,973	88,548
Prepaid expenses and other current assets	132,642	114,591

Total current assets	2,474,913	2,288,745
PROPERTY AND EQUIPMENT, net	1,161,603	1,174,094
OTHER ASSETS, net	116,219	101,028
OTHER INTANGIBLE ASSETS, net	181,934	187,023
GOODWILL	1,608,384	1,603,169

Total assets	$5,543,053	$5,354,059

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$3,990	$7,563
Accounts payable and accrued expenses	995,914	922,819
Billings in excess of costs and estimated earnings on uncompleted contracts	264,834	274,846

Total current liabilities	1,264,738	1,205,228
LONG-TERM DEBT AND NOTES PAYABLE, net of current maturities	419,310	353,562
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	460,194	452,567

Total liabilities	2,144,242	2,011,357

TOTAL STOCKHOLDERS’ EQUITY	3,396,343	3,339,427
NON-CONTROLLING INTERESTS	2,468	3,275

TOTAL EQUITY	3,398,811	3,342,702

Total liabilities and equity	$5,543,053	$5,354,059

-MORE-

Quanta Services, Inc. and Subsidiaries
Supplemental Segment Data
For the Three Months Ended March 31, 2017 and 2016
(Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Oil and Gas Infrastructure Services, as set forth below (in thousands, except percentages).

	Three Months Ended March 31,
	2017		2016
Revenues:
Electric Power Infrastructure Services	$1,219,502	56.0%	$1,187,002	69.3%
Oil and Gas Infrastructure Services	958,668	44.0	526,735	30.7

Consolidated revenues	$2,178,170	100.0%	$1,713,737	100.0%

Operating income (loss):
Electric Power Infrastructure Services (a)	$99,672	8.2%	$87,324	7.4%
Oil and Gas Infrastructure Services (b)	38,817	4.0	5,841	1.1
Corporate and Non-Allocated Costs	(63,415)	N/A	(55,871)	N/A

Consolidated operating income	$75,074	3.4%	$37,294	2.2%

(a)	Included in operating income for the Electric Power Infrastructure Services segment for the three months ended March 31, 2016 were $21.3 million of losses related to a power plant construction project in Alaska.
(b)	Included in operating income for the Oil and Gas Infrastructure Services segment for the three months ended March 31, 2017 was a $1.9 million charge to expense associated with the planned sale of a construction barge. Included in operating income for the three months ended March 31, 2016 were approximately $2 million in severance and restructuring costs.

Backlog

Backlog is not a term recognized under United States generally accepted accounting principles (GAAP); however, it is a common measurement used in the industry. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies. Quanta’s backlog represents the amount of consolidated revenue that it expects to realize from future work under construction contracts, long-term maintenance contracts and master service agreements. These estimates include revenues from the remaining portion of firm orders not yet completed and on which work has not yet begun, as well as revenues from change orders, renewal options, and funded and unfunded portions of government contracts to the extent that they are reasonably expected to occur. For purposes of calculating backlog, Quanta includes 100% of estimated revenues attributable to consolidated joint ventures and variable interest entities. The following table presents Quanta’s total backlog by reportable segment as of March 31, 2017, December 31, 2016 and March 31, 2016, along with an estimate of the backlog amounts expected to be realized within 12 months of each balance sheet date (in millions):

	Backlog as of
	March 31, 2017		December 31, 2016		March 31, 2016
	12 Month	Total	12 Month	Total	12 Month	Total

Electric Power Infrastructure Services	$3,573.0	$6,757.3	$3,369.3	$6,657.5	$3,260.2	$6,401.0
Oil and Gas Infrastructure Services	1,878.3	2,481.9	2,484.0	3,092.3	2,485.4	3,682.2

Total	$5,451.3	$9,239.2	$5,853.3	$9,749.8	$5,745.6	$10,083.2

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share Attributable to Common Stock

For the Three Months Ended March 31, 2017 and 2016

(In thousands, except per share information)

(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share attributable to common stock, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted during the period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; and (iv) severance costs related to the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within Quanta’s Oil and Gas Infrastructure segment are not regularly occurring items. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may or may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below. Reconciliations of other non-GAAP to GAAP measures not included in the table below can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section. See table on the following page.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share Attributable to Common Stock

For the Three Months Ended March 31, 2017 and 2016

(In thousands, except per share information)

(Unaudited)

	Three Months Ended March 31,
	2017	2016

Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$48,267	$20,496
Adjustments:
Severance and restructuring charges (a)	—	6,352
Acquisition and integration costs	—	1,253
Income tax impact of adjustments (b)	—	(2,614)

Adjusted net income attributable to common stock before certain non-cash adjustments	48,267	25,487
Non-cash stock-based compensation	11,866	12,010
Amortization of intangible assets	6,562	7,495
Income tax impact of non-cash adjustments (b)	(6,744)	(7,245)

Adjusted net income attributable to common stock	$59,951	$37,747

Weighted average shares:
Weighted average shares outstanding for basic earnings per share attributable to common stock	155,168	162,803

Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	155,168	162,806

Diluted earnings per share and adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (c)	$0.31	$0.13

Adjusted diluted earnings per share attributable to common stock (c)	$0.39	$0.23

(a)	The amount for the three months ended March 31, 2016 reflects the elimination of severance costs associated with the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within the Oil and Gas Infrastructure Services segment.
(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rate of the jurisdictions to which each adjustment relates for the respective periods.
(c)	Both diluted and adjusted diluted earnings per share attributable to common stock for the first quarter of 2017 were impacted by attorneys’ fees and related expenses of approximately $4.2 million ($2.7 million net of tax), or $0.02 per share, associated with the Dycom Industries litigation and a $1.9 million charge ($1.2 million net of tax), or $0.01 per share, to expense associated with the planned sale of a construction barge in order to record the asset to its estimated fair market value. For the first quarter of 2016, both diluted and adjusted diluted earnings per share attributable to common stock were impacted by $21.3 million ($13.0 million net of tax), or $0.08 per share, of losses related to a power plant construction project in Alaska.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measure

Estimated Diluted Earnings Per Share Attributable to Common Stock and

Adjusted Diluted Earnings Per Share Attributable to Common Stock

For the Full Year 2017

(In thousands, except per share information)

The non-GAAP measure of adjusted diluted earnings per share attributable to common stock, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period to period and (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted during the period. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may or may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below. Reconciliations of other non-GAAP to GAAP measures not included in the table below can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section.

	Estimated Range
	Full Year Ended December 31, 2017
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$237,500	$276,500
Non-cash stock-based compensation	46,000	46,000
Amortization of intangible assets	25,700	25,700
Income tax impact of non-cash adjustments (a)	(26,200)	(26,200)

Estimated adjusted net income attributable to common stock	$283,000	$322,000

Estimated weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	155,900	155,900

Estimated diluted earnings per share and estimated adjusted diluted earnings per share attributable to common stock:
Estimated diluted earnings per share attributable to common stock	$1.52	$1.77

Estimated adjusted diluted earnings per share attributable to common stock	$1.82	$2.07

(a)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rate of the jurisdictions to which each adjustment relates for the respective periods.

###